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                           EXHIBIT 21 - SUBSIDIARIES



                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION


Name*                                   Jurisdiction of Incorporation
-----                                   -----------------------------

Community Trust Bank                             Georgia

Metroplex Appraisals, Inc.                       Georgia

Community Loan Company                           Georgia

Cash Transactions, LLC                           Georgia



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* The legal name of the subsidiary is the name under which the subsidiary does business.